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EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement (No. 333-134944 and No. 333-129777) on Form S-8, as amended, and (No. 333-131935 and No. 333-131512) on Form S-3, of InfoSonics Corporation and subsidiaries of our report dated March 28, 2008 relating to our audits of the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of InfoSonics Corporation and subsidiaries for the year ended December 31, 2007.

/s/ Singer Lewak Greenbaum & Goldstein
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Irvine, California
March 31, 2008

E-5

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  EXHIBIT 23
Consent of Independent Registered Public Accounting Firm